Exhibit 10.2

AMENDMENT NO. 4 TO
THE CALDERA INTERNATIONAL, INC.
2000 EMPLOYEE STOCK PURCHASE PLAN

This Amendment No. 4 to the Caldera International, Inc., 2000 Employee Stock Purchase Plan (the “Amendment”) is executed by the undersigned, by and on behalf of Caldera International, Inc., a Delaware corporation (the “Company”).

Background

A.           The Company has adopted the 2000 Employee Stock Purchase Plan (the “2000 Plan”) pursuant to which employees may purchase shares of Common Stock of the Company through participation in a payroll deduction-based employee stock purchase plan.  Capitalized terms used in the Amendment but not defined herein have the meaning set forth in the 2000 Plan.

B.             The Board of Directors of the Company have adopted Amendment No. 1 to the 2000 Plan increasing the number of authorized shares of Common Stock subject to the 2000 Plan from 500,000 to 2,000,000.  Amendment No. 1 to the 2000 Plan required stockholder approval, which was obtained at the annual stockholder meeting on April 27, 2001.

C.             The Board of Directors of the Company have adopted Amendment No. 2 to the 2000 Plan changing the Purchase Intervals from the first day of May to the last day of October and the first day of November to the last day of April to now be the first day of June to the last day of November and the first day of December to the last day of May.  Amendment No. 2 also increased the share maximum per participant on any one Purchase Date from 750 shares to 1000 shares.  In addition, the maximum number of shares in the aggregate by all participants any one Purchase Date was increased from 125,000 shares to 350,000 shares.  The Semi-Annual Entry Date (Definition S in the amendment of the plan) was changed to reflect the new Purchase Interval dates.  Stockholder approval was not necessary for these changes.

D.            The Board of Directors of the Company have adopted Amendment No. 3 to the 2000 Plan which eliminated the share maximum per participant of 1,000 shares.  Amendment No. 3 also changed the rule that payroll deductions not applied to a purchase must be refunded.  In addition, participants who withdraw from the plan may now re-enter at the next Purchase Interval, rather than waiting until the next Purchase Period, as previously stated.  Finally, the definition of Eligible Employees was expanded to include part-time employees of the Company.  Stockholder approval was not necessary for these changes.

E.              In connection with the reverse stock split which was effective March 14, 2002, the maximum purchase shares of 350,000 shares in the aggregate by all participants on any on Purchase Date was adjusted to 87,500 shares.  In addition, the number of authorized shares under the Plan was reduced from 2,000,000 to 500,000 as a result of the reverse stock split.  The Company now desires to increase the aggregate maximum number of shares available on any Purchase Date to 350,000 shares and also desires to increase the number of authorized shares available under the plan from 500,000 to 1,000,000.

Stockholder approval for this increase will be sought at the next annual stockholder meeting in April of 2003.

Amendment

NOW, THEREFORE, the 2000 Plan is hereby amended as follows:

1.               Number of Purchasable Shares.   As per Section III.C, the maximum number of shares purchasable on any one Purchase Date should be adjusted appropriately for any stock split, stock divided, recapitalization, etc.  Therefore, as amended in Amendment No. 2, the maximum number of 350,000 shares purchasable on any on Purchase Date was adjusted to 87,500 shares after the four for one reverse stock split, effective March 14, 2002.  Effective as of the close of the first Purchase Interval that ends in calendar year 2003, this number shall be increased to a maximum of 350,000 shares purchasable on any one Purchase Date.

2.               Increase in Number of Shares.  As per Section III.C, the maximum number of shares issuable in the aggregate under the Plan should be adjusted appropriately for any stock split, stock divided, recapitalization, etc.  Therefore, as amended in Amendment No. 1, the maximum number of 2,000,000 shares, which may be issued in the aggregate under the Plan, was adjusted to 500,000 shares after the four for one reverse stock split, effective March 14, 2002.  Effective as of the close of the first Purchase Interval that ends in calendar year 2003, this number shall be increased to a maximum of 1,000,000 shares issuable in the aggregate under the Plan.

3.               Ratification.  Except as specifically modified by the Amendment, the 2000 Plan is hereby ratified and reaffirmed by the Company.

4.               Effectiveness.  The Amendment shall be effective as of the close of the first Purchase Interval that ends in calendar year 2003.

The undersigned, which is duly elected Secretary of the Company, hereby certifies that the Board of Directors of the Company approved the Amendment at a duly convened meeting of the Board of Directors on December 16, 2002.

The SCO Group, a Delaware corporation

By:	/s/ Michael P. Olson
Michael P. Olson, its Corporate Secretary